SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2004

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

229 West 43rd Street, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On November 7, 2004, The New York Times Company (the "Company") entered into an agreement with Tishman Speyer Development, L.L.C. to sell the Company’s existing headquarters at 229 West 43rd Street for $175 million.  The parties expect to complete the sale by December 15, 2004, subject to customary closing conditions.  Pursuant to the terms of the agreement, the Company will lease back its existing headquarters through 2007, when it expects to occupy its new headquarters.

For accounting purposes, the Company will treat the above transaction as a sale-leaseback transaction in accordance with the applicable accounting pronouncements.  The sale will result in the Company’s recognizing a pre-tax gain of between $140 to $150 million, a majority of which will be recorded in the fourth quarter of 2004 (subject to the closing of the sale) and a smaller portion of which will be deferred and amortized over the lease term.  The lease will result in rent expense, which will be offset by the amount of the gain that will be amortized over the lease term and lower depreciation expense.

The Company is developing its new headquarters through a partnership between a wholly owned subsidiary of the Company ("NYT") and FC Lion LLC (a partnership between an affiliate of the Forest City Ratner Companies and an affiliate of ING Real Estate, "FC").  Capital expenditures in connection with the Company’s new headquarters, revised to reflect an updated estimate of net proceeds from the sale of its existing headquarters, including both core and shell and interior construction costs, are detailed in the table below:

Capital Expenditures

(Dollars in millions)	NYT		FC	Total
2001 – 2003	$96		$88	$184
2004	$55-$65		$27-$37	$82-$102
Beyond 2004	$488-$508	(a)	$279-$299	$767-$807	(a)
Total	$639-$669		$394-$424	$1,033-$1,093
Less: estimated net sale proceeds (b)	$105-$110		—	$105-$110
Total, net of sale proceeds	$534-$559		$394-$424	$928-$983

(a)          The Company reported in its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004, that capital expenditures for “Beyond 2004” were in a range of $425 to $445 million.  That range included the benefit of a previously estimated $63 million in net proceeds from the sale of the Company’s existing headquarters.  As noted below, the Company sold its headquarters for more than it initially estimated, thereby bringing down the Company’s estimated total net cost of its new headquarters building from a prior range of $576 to $606 million to a current range of $534 to $559 million.

(b)         Represents the current estimate of proceeds, net of taxes and transaction costs, from the Company’s sale of its existing headquarters.

                The foregoing description of the agreement is qualified in its entirety by reference to the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 10.1     Agreement of Sale and Purchase between The New York Times Company, Seller, and Tishman Speyer Development, L.L.C., Purchaser, dated November 7, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: November 12, 2004	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and Senior Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement of Sale and Purchase between The New York Times Company, Seller, and Tishman Speyer Development, L.L.C., Purchaser, dated November 7, 2004